Exhibit 23.1


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated February 11, 1999, accompanying the financial statements and schedule of The Sportsman's Guide, Inc. included in the Annual Report on Form 10-K for the fiscal year ended
January 3, 1999, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.




                                   GRANT THORNTON LLP


Minneapolis, Minnesota
June 14, 1999